CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified accoutants, we hereby consent to the incorporation of our report dated March 26, 1999 on the Financial Statements for the years ended 31st December 1997 and 1998, included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No. 333-1942, File 333-1939, File No. 333-1940 and File No. 333-1936).


                                Pridie Brewster


                                     London
                                26th March 1999